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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): August 25, 1997
                                                  (August 24, 1997)


                             SFX BROADCASTING, INC.
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              (Exact name of registrant as specified in charter)



         Delaware                    0-22486                13-3649750
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(State or Other Jurisdiction   (Commission File No.)      (IRS Employer
      of Incorporation)                                 Identification No.)

150 East 58th Street, 19th Floor, New York, New York                    10155
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9191


                                      N/A
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(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         SFX Broadcasting, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 24, 1997, with SBI Holding Corporation ("Parent") and SBI Radio Acquisition Corporation, a wholly-owned subsidiary of Parent ("Sub"), pursuant to which Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the "Merger"). Pursuant to the Merger Agreement, upon the consummation of the Merger, each outstanding share of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company shall be converted into the right to receive $75.00 and each outstanding share of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company, all of which are held by senior management of the Company, shall be converted into the right to receive $97.50. Prior to the consummation of the Merger, the Company will spin off to its stockholders all of the stock of a holding company to be formed to hold the stock of the subsidiaries of the Company which operate the live music and entertainment businesses of the Company.

         The consummation of the Merger is subject to the satisfaction of a number of conditions set forth in the Merger Agreement, including, but not limited to, the approval by the stockholders of the Company of the transactions contemplated thereby, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of all applicable consents to the Merger from the Federal Communications Commission. The Merger is expected to be consummated in the second quarter of 1998.

         In connection with the execution of the Merger Agreement, Parent, Sub, the Company and Robert F.X. Sillerman, the Executive Chairman of the Company and the holder of a majority of the combined voting power of the shares of Class A Common Stock and Class B Common Stock, have entered into a Stockholder Agreement, dated as of August 24, 1997 (the "Stockholder Agreement"), in which Mr. Sillerman agreed to vote all shares of Common Stock of the Company beneficially owned by him in favor of the Merger and against any competing transaction.

         The foregoing description of the Merger Agreement and the Stockholder Agreement does not purport to be complete and is qualified in its entirety by the copies of the Merger Agreement and the Stockholder Agreement attached hereto as exhibits, which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits
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         2.1      Agreement and Plan of Merger, dated as of August 24, 1997, among SBI Holding Corporation, SBI Radio Acquisition Corporation and SFX Broadcasting, Inc.

         10.1 Stockholder Agreement, dated as of August 24, 1997, among SBI Holding Corporation, SBI Radio Acquisition Corporation, Robert F.X. Sillerman and SFX Broadcasting, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                      SFX BROADCASTING, INC.



                                      By:   /s/ Howard J. Tytel
                                          ---------------------------------
                                          Name:    Howard J. Tytel
                                          Title:   Executive Vice President


Date:    August 25, 1997